SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K
                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


    Date of Report (Date earliest event reported) October 19, 2000


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.
1-11299      ENTERGY CORPORATION                     13-5550175
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 576-4000


1-8474       ENTERGY LOUISIANA, INC.                 72-0245590
             (a Louisiana corporation)
             4809 Jefferson Highway
             Jefferson, Louisiana 70121
             Telephone (504) 840-2734



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Form 8-K


Item 5.   Other Events

Entergy Corporation and Entergy Louisiana

      Reference is made to the Annual Reports on Form 10-K for the year ended December 31, 1999, and the Quarterly Reports on Form 10-Q for the quarter ended June 30, 2000, for Entergy Corporation ("Entergy") and Entergy Louisiana, Inc. ("Entergy Louisiana"), and Amendment No. 1 to Entergy's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2000, for discussion of the complaint filed in June 1998 against Entergy, Entergy Power, Inc. and Entergy Louisiana in state court in
Orleans Parish purportedly on behalf of all Entergy Louisiana ratepayers that seeks treble damages for alleged injuries arising from alleged violations by the defendants of Louisiana's antitrust laws in connection with the costs included in fuel filings with the LPSC and passed through to ratepayers; and for discussion of the plaintiffs' request that the LPSC initiate a review of Entergy Louisiana's monthly fuel adjustment charge filings and force restitution to ratepayers of all costs that the plaintiffs allege were improperly included in those fuel adjustment filings.

      Entergy Louisiana has reached an agreement in principle with the LPSC staff for the settlement of the matter before the LPSC and has executed a definitive agreement with the plaintiffs for the settlement of the matter before the LPSC and the state court. The terms of the settlement agreement have not as yet been agreed to by intervenors to the LPSC proceeding, and must be approved by the LPSC and the state court. Under the terms of the settlement agreements, Entergy Louisiana would agree to refund to customers approximately $72 million to resolve all claims arising out of or relating to Entergy Louisiana's fuel adjustment clause filings from January 1, 1975 through December 31, 1999, except with respect to purchased power and associated costs included in the fuel adjustment clause filings for the period May 1 through September 30, 1999. Reserves were previously provided by
Entergy Louisiana for the refund. If the proposed settlement is approved, Entergy Louisiana would also consent to future fuel cost recovery under a long-term gas contract based on a formula that would likely result in an under-recovery of actual costs under that contract for the remainder of its term, which runs through 2013. The future under-recovery cannot be precisely estimated at this time because it will depend upon factors that are not certain, such as the price of gas and the amount of gas purchased under the long-term contract. In recent years, Entergy Louisiana has made purchases under that contract totaling from $91 million to $121 million annually. Had the proposed settlement terms been applicable to such purchases, the under-recoveries would have ranged from $4 million to $9 million per year. A fairness hearing on the settlement agreements currently is scheduled before the ALJ on November 8 and 9, 2000. Following the hearing, the ALJ will make a recommendation to the LPSC and the LPSC will consider the matter at its meeting scheduled for December 2000. Within ten days of the LPSC's approval of the settlement, plaintiffs will seek class certification and approval of the settlement by the state court.


Entergy Corporation

     On October 19, 2000, Entergy Corporation ("Entergy") issued two public announcements, which are attached as exhibits hereto and incorporated herein by reference.


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Item 7.   Financial Statements, Pro Forma Financial Statements and
Exhibits

     (c) Exhibits.

   Exhibit                  Description
     No.

     99.6    Release, dated October 19, 2000, issued
             by Entergy.
     99.7    Release, dated October 19, 2000, issued
             by Entergy.



                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Entergy Corporation


                                        By: /s/ Nathan E. Langston
                                             Nathan E. Langston
                                             Vice President and
                                             Chief Accounting Officer



Dated: October 19, 2000